Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to Registration Statement to Form S-1 of our audit report dated November 14, 2022, with respect to the consolidated balance sheets of Forever 8 Fund, LLC as of December 31, 2021 and 2020, and the related consolidated statements of income, members’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Spokane, Washington

January 23, 2023